Ex. 99.(h).3

AMENDMENT TO THE

AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT

AMENDMENT made as of the 26th day of June, 2013 is made to the Amended and Restated Transfer Agency and Services Agreement dated July 1, 2011, as amended (the “Agreement”), by and between each investment company identified on Exhibit A of the Agreement (individually the “Fund” and collectively the “Funds”) and John Hancock Signature Services, Inc. (“JHSS”).

WHEREAS, the parties to the Agreement desire to amend Exhibit A contained in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties agree the Agreement shall be amended as follows:

1.	CHANGE IN Exhibit A:

Exhibit A of the Agreement is hereby amended and restated to add John Hancock Global Conservative Absolute Return Fund and John Hancock Global Short Duration Credit Fund, each a series of John Hancock Bond Trust, as shown in Exhibit 1 hereto.

2.	EFFECTIVE DATE

This Amendment shall become effective as of date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.

On Behalf of each Fund and Portfolio	John Hancock Signature Services, Inc.
Listed on Exhibit A of the Agreement

By:	/s/ Hugh McHaffie	By:	/s/ Jeffrey H. Long
	Hugh McHaffie	Name:	Jeffrey H. Long
	President	Title:	Vice President and Chief Financial Officer

Exhibit 1

Exhibit A

List of Funds and Portfolios

John Hancock Bond Trust

John Hancock Global Conservative Absolute Return Fund

John Hancock Global Short Duration Credit Fund

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

John Hancock California Tax-Free Income Fund

John Hancock California Tax-Free Income Fund

John Hancock Capital Series

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

John Hancock Current Interest

John Hancock Money Market Fund

John Hancock Investment Trust

John Hancock Balanced Fund

John Hancock Global Opportunities Fund

John Hancock Large Cap Equity Fund

John Hancock Small Cap Intrinsic Value Fund

John Hancock Sovereign Investors Fund

John Hancock Investment Trust II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Small Cap Equity Fund

John Hancock Investment Trust III

John Hancock Greater China Opportunities Fund

John Hancock Municipal Securities Trust

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

John Hancock Series Trust

John Hancock Mid Cap Equity Fund

John Hancock Sovereign Bond

John Hancock Bond Fund

John Hancock Strategic Series

John Hancock Income Fund

John Hancock Tax-Exempt Series Fund

John Hancock Massachusetts Tax-Free Income Fund

John Hancock New York Tax-Free Income Fund

Exhibit 1

John Hancock Funds III

Core High Yield Fund

Disciplined Value Fund

Disciplined Value Mid Cap Fund

Global Shareholder Yield Fund

International Allocation Portfolio

International Core Fund

International Growth Fund

International Value Equity Fund

Leveraged Companies Fund

Rainier Growth Fund

Small Company Fund

Small Cap Opportunities Fund

Strategic Growth Fund